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EXHIBIT 24.1

UNITEDGLOBALCOM, INC.
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frederick G. Westerman III and/or Valerie L. Cover his or her attorneys-in-fact, with full power of substitution, for him or her in any and all capacities, to sign the annual report on Form 10-K for the year ended December 31, 2002 of UnitedGlobalCom, Inc. (the "Company"), to be filed with the Securities and Exchange Commission (the "Commission"), and all amendments thereto, and to file the same, with all exhibits thereto, and the documents in connection therewith, with the Commission; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done on behalf of the Company by virtue hereof.

March 28, 2003	/s/ GENE W. SCHNEIDER Gene W. Schneider, Chairman, Chief Executive Officer and Director
March 28, 2003	/s/ ROBERT R. BENNETT Robert R. Bennett, Director
March 28, 2003	/s/ ALBERT M. CAROLLO Albert M. Carollo, Director
March 28, 2003	/s/ JOHN P. COLE, JR. John P. Cole, Jr., Director
March 28, 2003	/s/ VALERIE L. COVER Valerie L. Cover, Vice President and Controller
March 28, 2003	/s/ JOHN W. DICK John W. Dick, Director
March 28, 2003	/s/ MICHAEL T. FRIES Michael T. Fries, President, Chief Operating Officer and Director
March 28, 2003	/s/ GARY S. HOWARD Gary S. Howard, Director
March 28, 2003	/s/ JOHN C. MALONE John C. Malone, Director
March 28, 2003	/s/ CURTIS W. ROCHELLE Curtis W. Rochelle, Director
March 28, 2003	/s/ MARK L. SCHNEIDER Mark L. Schneider, Director
March 28, 2003	/s/ FREDERICK G. WESTERMAN III Frederick G. Westerman III, Chief Financial Officer
March 28, 2003	/s/ TINA M. WILDES Tina M. Wildes, Senior Vice President Business Administration and Director

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  EXHIBIT 24.1